Exhibit 10.2

ASPEN INSURANCE HOLDINGS LIMITED

PERFORMANCE SHARE AWARD AGREEMENT

THIS AGREEMENT (the ‘‘Agreement’’), is made effective as of the              day of                             , 2007 (hereinafter called the ‘‘Date of Grant’’), between Aspen Insurance Holdings Limited, a Bermuda corporation (hereinafter called the ‘‘Company’’), and                                  (hereinafter called the ‘‘Participant’’):

RECITALS:

WHEREAS, the Company has adopted the Aspen Insurance Holdings 2003 Share Incentive Plan, as amended from time to time (the ‘‘Plan’’), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the performance shares provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	Grant of Performance Shares. The Company hereby awards to the Participant Shares, payment of which is dependent upon the performance of the Company as described in Section 2 of this Agreement (the ‘‘Performance Shares’’).

2.	Vesting. The Performance Shares shall vest and become payable only to the extent that the Return on Equity (calculated as described in Section 2(a) below, the ‘‘ROE’’) and the service requirements described below are achieved.

(a)	For purposes of this Agreement, ‘‘ROE’’ shall be equal to net income determined under United States Generally Accepted Accounting Principles (‘‘US GAAP’’) after deduction of the cost of all Awards granted under the Plan as a percentage of weighted average shareholders’ equity, which shall be determined by the Board based on the Company’s audited financials under US GAAP.

(b)	For purposes of this Agreement, ‘‘2007 ROE’’ shall be equal to the Company’s actual ROE for the fiscal year ended December 31, 2007 (the ‘‘2007 Fiscal Year’’).

(c)	For purposes of this Agreement, ‘‘2008 ROE’’ shall be equal to the Company’s actual ROE for the fiscal year ended December 31, 2008 (the ‘‘2008 Fiscal Year’’).

(d)	For purposes of this Agreement, ‘‘2009 ROE’’ shall be equal to the Company’s actual ROE for the fiscal year ended December 31, 2009 (the ‘‘2009 Fiscal Year’’).

(e)	For purposes of this Agreement, ‘‘2010 ROE’’ shall be equal to the Company’s actual ROE for the fiscal year ended December 31, 2010 (the ‘‘2010 Fiscal Year’’).

(f)	Subject to the Participant’s continued Employment with the Company (which Employment shall not include the performance of services under a notice of termination or resignation), a maximum of one-fourth (¼) of the Performance Shares awarded hereunder (the ‘‘2007 ROE Award’’) shall be eligible for vesting (‘‘Eligible Shares’’) upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute the Company’s ROE for the 2007 Fiscal Year or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only to the extent provided below:

2007 ROE	Percentage of Eligible Shares
< 10%	0%
10%	10%
15%	100%
≥ 25%	200%

Interim percentages to be pro-rated.

Notwithstanding the foregoing, if the Company’s actual ROE for the 2007 Fiscal Year is less than 10%, then none of the Performance Shares subject to the 2007 ROE Award shall be Eligible Shares.

(g)	Subject to the Participant’s continued Employment with the Company (which Employment shall not include the performance of services under a notice of termination or resignation), a maximum of one-fourth (¼) of the Performance Shares awarded hereunder (the ‘‘2008 ROE Award’’) shall become Eligible Shares upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute the Company’s ROE for the 2008 Fiscal Year or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only to the extent provided below:

2008 ROE	Percentage of Eligible Shares
< 10%	0%
10%	10%
15%	100%
≥ 25%	200%

Interim percentages to be pro-rated.

Notwithstanding the foregoing, if the Company’s actual ROE for the 2008 Fiscal Year is less than 10%, then none of the Performance Shares subject to the 2008 ROE Award shall be Eligible Shares.

(h)	Subject to the Participant’s continued Employment with the Company (which Employment shall not include the performance of services under a notice of termination or resignation), a maximum of one-fourth (¼) of the Performance Shares awarded hereunder (the ‘‘2009 ROE Award’’) shall become Eligible Shares upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute the Company’s ROE for the 2009 Fiscal Year or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only to the extent provided below:

2009 ROE	Percentage of Eligible Shares
< 10%	0%
10%	10%
15%	100%
≥ 25%	200%

Interim percentages to be pro-rated.

Notwithstanding the foregoing, if the Company’s actual ROE for the 2009 Fiscal Year is less than 10%, then none of the Performance Shares subject to the 2009 ROE Award shall be Eligible Shares.

(i)	Subject to the Participant’s continued Employment with the Company (which Employment shall not include the performance of services under a notice of termination or resignation), a maximum of one-fourth (¼) of the Performance Shares awarded hereunder (the ‘‘2010 ROE Award’’) shall become Eligible Shares upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute the Company’s ROE for the 2010 Fiscal Year or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only to the extent provided below:

2010 ROE	Percentage of Eligible Shares
< 10%	0%
10%	10%
15%	100%
≥ 25%	200%

Interim percentages to be pro-rated.

Notwithstanding the foregoing, if the Company’s actual ROE for the 2010 Fiscal Year is less than 10%, then none of the Performance Shares subject to the 2010 ROE Award shall be Eligible Shares.

(j)	Subject to the Participant’s continued Employment with the Company (which Employment shall not include the performance of services under a notice of termination or resignation), all Eligible Shares shall become vested upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute the Company’s ROE for the 2010 Fiscal Year or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof.

(k)	In connection with any event described in Section 10(a) of the Plan or in the event of a change in applicable accounting rules, the Committee shall make such adjustments in the terms of the Performance Shares as it shall determine shall be necessary to equitably reflect such event in order to prevent dilution or enlargement of the potential benefits of the Performance Shares. The Committee’s determination as to any such adjustment shall be final.

(l)	If the Participant’s Employment with the Company is terminated for any reason, the Performance Shares shall, to the extent not then vested, be canceled by the Company without consideration.

(m)	Any Performance Shares that do not become Eligible Shares by reason of the Company’s failure to achieve an ROE as set forth above shall immediately be forfeited without consideration.

3.	Payment.

(a)	The Company shall deliver to the Participant one Share for each vested Performance Share. Any fractional share will be rounded down to the nearest whole Share and the remainder forfeited.

(b)	Except as otherwise provided in the Plan, vested Performance Shares shall be paid to the Participant as soon as practicable after the date such Performance Shares become vested.

(c)	When Performance Shares are paid, the Company shall issue certificates in the Participant’s name for such. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

4.	No Right to Continued Employment. The granting of the Performance Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.

5.	Legend on Certificates. The certificates representing the Shares paid in settlement of Performance Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.	Transferability. The Performance Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. For avoidance of doubt, Shares issued to the Participant in payment of vested Performance Shares pursuant to Section 3 hereof shall not be subject to any of the foregoing transferability restrictions.

7.	Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of Performance Shares and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

8.	Securities Laws. Upon the acquisition of any Shares pursuant to settlement of Performance Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9.	Bermuda Government Regulations. No Shares shall be issued pursuant to this Agreement unless and until all relevant licenses, permissions and authorizations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

10.	Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.	Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA, without regard to conflicts of laws principles.

12.	Performance Shares Subject to the Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Performance Shares are subject to the Plan (including without limitation the arbitration provision), and the terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.	Rights as a Shareholder. The Participant shall have no rights as a shareholder, and shall not receive dividends, with respect to any Performance Shares until the Performance Shares have been paid out and Share certificates have been issued to the Participant.

14.	Fiscal Year. If the Company’s fiscal year is changed to other than a calendar year, the references to calendar year in this Agreement shall be adjusted to appropriately reflect the change.

15.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Aspen Insurance Holdings Limited By:

Agreed and acknowledged as
of the date first above written:

Participant